Investor Relations:	Deborah Abraham Director, Investor Relations (212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO REPORTS THIRD QUARTER 2006 RESULTS

NEW YORK — November 1, 2006 — The Warnaco Group, Inc. (NASDAQ: WRNC) today reported results for the third quarter ended September 30, 2006:

•	Net revenues increased to $452.0 million compared to $326.3 million in the third quarter of fiscal 2005.

•	Gross profit margin was 39.3% of net revenues compared to 34.4% in the prior year quarter.

•	Operating income increased to $34.0 million, from $17.0 million in the prior year quarter.

•	Net income was $14.6 million, or $0.31 per diluted share, compared to $6.9 million, or $0.15 per diluted share, for the third quarter of fiscal 2005.

•	Loss from discontinued operations was $0.17 per diluted share.

•	Income from continuing operations was $22.5 million, or $0.48 per diluted share compared to $9.1 million, or $0.19 per diluted share, in the prior year quarter, and includes a retroactive benefit of $3.2 million related to the previously announced favorable tax ruling from the Netherlands taxing authority.

The Company notes that fiscal 2006 third quarter results include the operations of the Calvin Klein® Jeans and related businesses in Europe and Asia (the ‘‘CKJEA Business’’) which were acquired on January 31, 2006. Excluding the CKJEA Business, net revenues increased 6.0% to $345.8 million compared to $326.3 million in the prior year quarter and operating income declined 5.3% to $16.1 million from $17.0 million in the prior year quarter. For the third quarter, net revenues for the CKJEA Business were $106.2 million and operating income was $17.9 million.

The Company also notes that, as reported on October 31, 2006, it has entered into an agreement to sell certain assets of its Ocean Pacific business. The third quarter and year-to-date operating results of that business, excluding the operations of the Ocean Pacific women’s and juniors swimwear business (which the Company will operate under a new three year license agreement), are categorized as ‘‘assets held for sale’’ and are reflected in discontinued operations. For the three months ended September 30, 2006 the Company recorded a loss of $7.9 million, or $0.17 per diluted share, in discontinued operations as a result of the divestiture of this business. The Company expects to record additional expenses in the fourth quarter of fiscal 2006 relating to the divestiture of this business. The Company also announced that over the next several months it expects to discontinue certain other non-core businesses. See ‘‘Subsequent Events’’ below for further discussion.

‘‘We are pleased with the results reported today,’’ said Joe Gromek, Warnaco’s President and Chief Executive Officer. ‘‘For the quarter, both the pre-acquisition business, led by the Intimate Apparel Group, and the acquired CKJEA Business exceeded our expectations. The implementation of our key strategies for our continuing operations, including geographic diversification and direct to consumer expansion, drove solid gains in our top line and bottom line performance. Our international businesses continued to grow in the quarter, generating approximately half of this quarter’s net revenues, and revenues from our direct to consumer business climbed to just over 16%.’’

‘‘We remain dedicated to enhancing the performance of our portfolio of strong brands, many of which hold leadership positions in their respective markets. We will continue to evaluate our portfolio and focus our efforts on those businesses that provide the greatest opportunity to create shareholder value. Our decisions to sell Ocean Pacific and discontinue certain other non-core businesses reflects this commitment. These decisions will allow management to focus attention and resources on our key brands and international opportunities, which are the foundation of our growth strategy,’’ concluded Mr. Gromek.

Financial data as of September 30, 2006, December 31, 2005 and October 1, 2005, and for the three and nine month periods ended September 30, 2006 and October 1, 2005, can be found on the Schedules attached to this release.

Third Quarter Highlights

Net revenues increased 38.5% to $452.0 million for the third quarter of fiscal 2006, compared to $326.3 million for the third quarter of fiscal 2005. Continued strength in the Intimate Apparel Group and an improvement in the Swimwear Group’s revenues more than offset declines in revenues from the Sportswear Group’s pre-acquisition businesses, and contributed to a 6.0% revenue increase for the Company’s pre-acquisition businesses. The translation of foreign currencies, primarily as a result of a stronger euro and Canadian dollar, increased third quarter 2006 net revenues by approximately $4.9 million compared to the third quarter of fiscal 2005.

Gross profit rose to $177.8 million, or 39.3% of net revenues, for the third quarter of fiscal 2006, including $55.5 million in gross profit from the CKJEA Business, compared to $112.3 million, or 34.4% of net revenues, for the third quarter of fiscal 2005. The majority of the 490 basis point improvement in gross profit margin is attributed to the contributions from the CKJEA Business. Gross profit margin for the pre-acquisition businesses improved 100 basis points, driven by continued improvement in the Intimate Apparel Group’s gross profit margins and increases in the Swimwear Group’s gross profit margins. The translation of foreign currencies, primarily as a result of a stronger euro and Canadian dollar, increased third quarter 2006 gross profit by approximately $2.4 million compared to the third quarter of fiscal 2005.

Selling, general and administrative (‘‘SG&A’’) expenses were $141.0 million, or 31.2% of net revenues, compared to $95.0 million, or 29.1% of net revenues, in the prior year quarter. The increase in SG&A included (i) $36.1 million of SG&A from the CKJEA Business, (ii) approximately $2.4 million of expenses incurred during the third quarter related to the previously announced investigation into accounting matters and subsequent restatement of the Company’s financial results, (iii) a $2.3 million increase in Swimwear SG&A (primarily related to incremental marketing and expenses associated with businesses to be discontinued), (iv) a $2.0 million increase in Intimate Apparel related to the expansion of its direct to consumer initiative and (v) $1.3 million of information technology expense related to the ongoing implementation of a new systems infrastructure. The translation of foreign currencies, primarily as a result of a stronger euro and Canadian dollar, increased third quarter 2006 SG&A expenses by approximately $1.5 million compared to the third quarter of fiscal 2005.

Amortization of intangible assets increased to $2.7 million, compared to $1.2 million in the prior year period, primarily due to $1.5 million of amortization expense related to finite-lived intangible assets associated with the acquisition of the CKJEA Business.

Operating income for the third quarter of fiscal 2006 was $34.0 million compared to $17.0 million in the prior year period. An increase in the Sportswear Group operating income, driven largely by the CKJEA Business, and the continued momentum of Calvin Klein® Underwear more than offset seasonal losses in the Swimwear Group and approximately $2.8 million of expenses related to the businesses to be discontinued. The translation of foreign currencies, primarily as a result of a stronger euro and Canadian dollar, increased third quarter 2006 operating income by approximately $0.9 million compared to the third quarter of fiscal 2005.

Other income was $4.4 million, compared to $0.1 million in the prior year quarter related primarily to realized and unrealized foreign exchange rate gains related to inter company loans denominated in foreign currencies.

Net interest expense increased to $9.3 million compared to $4.1 million in the prior year period. The $5.2 million increase is primarily the result of incremental indebtedness incurred in connection with the acquisition of the CKJEA Business.

The provision for income taxes was $6.6 million, or an effective tax rate of 22.8%, compared to $3.9 million, or an effective tax rate of 30.1%, in the prior year period. In the quarter, the Company benefited from a $3.2 million reduction in the provision for taxes related to the previously announced favorable tax ruling from the Netherlands taxing authority that is retroactive to the beginning of fiscal 2006. The Company expects its effective tax rate for fiscal 2006, for its continuing operations, to be approximately 30.0%.

Loss from discontinued operations, net of taxes, was $0.17 per diluted share. This includes certain costs related to the sale of certain assets of the Ocean Pacific business.

Net income was $14.6 million, or $0.31 per diluted share, compared to $6.9 million, or $0.15 per diluted share, for the third quarter of fiscal 2005, which reflects contributions from the Sportswear Group (driven largely by the CKJEA Business), the ongoing success in the Intimate Apparel Group and a lower tax rate for the quarter.

The Company noted the following balance sheet highlights as of September 30, 2006:

Cash and cash equivalents were $113.4 million, compared to $152.0 million of cash and cash equivalents at October 1, 2005, notwithstanding the approximately $70.8 million of cash (net of acquired cash) used in connection with the acquisition of the CKJEA Business on January 31, 2006.

In addition, during the quarter the Company used approximately $11.0 million of cash to repurchase 525,000 shares of common stock under the Company’s previously announced share repurchase program, at an average price of $20.85. Approximately 1.8 million shares remain authorized for repurchase under the share repurchase program, subject to certain limitations on repurchases under applicable debt instruments. The share repurchase program may be modified or terminated by the Company’s Board of Directors at any time.

Accounts receivable were $310.0 million, up from $212.3 million at October 1, 2005. Accounts receivable related to the CKJEA Business were $86.4 million. Excluding the CKJEA Business, receivables were up 5.3% in the quarter in line with top line growth.

Net inventories were $366.5 million, up from $311.5 million at October 1, 2005. Inventories at September 30, 2006 include $49.9 million of inventory of the CKJEA Business. Excluding the CKJEA Business, inventories were up 1.7%.

Subsequent Events

As reported on October 31, 2006, the Company entered into an agreement to sell certain assets of its Ocean Pacific business for $54.0 million. The results for Ocean Pacific, excluding the operations of the Ocean Pacific women’s and juniors swimwear business (which the Company will operate under a new three year license agreement), are categorized as ‘‘assets held for sale’’ and appear in discontinued operations.

In addition, the Company expects to discontinue over the next several months its Lejaby Rose®, JLO® by Jennifer Lopez Lingerie and Axcelerate® Activewear businesses. Although the results of these businesses are currently included in continuing operations, when the operations of each of these businesses has ceased, the results will be reflected in discontinued operations.

Collectively, for the nine months ended September 30, 2006, Ocean Pacific and the other businesses that the Company expects to discontinue over the next several months accounted for revenues of approximately $19.4 million and produced an operating loss of $17.0 million. Included in these results are $5.8 million of charges, taken in the third quarter, associated with discontinuance of these businesses.

The Company has included supplemental information for the three and nine month periods ended September 30, 2006, detailing the results of the Ocean Pacific business and its effect on the Company’s overall performance. This supplemental information can be found on Schedule 8.

Separately, the Company has provided supplemental information for the three and nine month periods ended September 30, 2006 and October 1, 2005 on the results of those businesses which the Company expects to discontinue over the next several months. This supplemental information can be found on Schedule 7.

Fiscal 2006 Outlook

Larry Rutkowski, Warnaco’s Chief Financial Officer commented, ‘‘For the year, for the Company’s continuing operations, we expect our pre-acquisition business revenue growth to be in the low single digits. In addition, for our pre-acquisition businesses, we expect at least a 100 basis point improvement in gross margin percentage and mid single digit percentage improvement in the operating margin percentage over the prior year (assuming minimal pension expense in fiscal 2006).’’

‘‘Overall, for the Company’s continuing operations (including the acquired CKJEA Business), we expect for 2006 (i) revenue growth to be in the low 20 percent range; (ii) mid single digit percentage improvement in the operating margin percentage over the prior year (assuming minimal pension expense); and (iii) that the acquisition of the CKJEA Business will be accretive to Warnaco’s earnings per share.’’

Mr. Rutkowski concluded, ‘‘The elimination of investment expense associated with the Ocean Pacific brand and the planned discontinuation of certain underperforming businesses are expected to favorably affect our profitability going forward. These decisions will allow us to redeploy resources to those brands that best suit our key growth strategies.’’

Stockholders and other persons are invited to listen to the third quarter earnings conference call scheduled for today, Wednesday, November 1, 2006, at 4:30 p.m. EST. To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five to ten minutes prior to the 4:30 p.m. start time. The call will also be broadcast live over the Internet at www.warnaco.com. An online archive will be available immediately following the call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.

ABOUT WARNACO

The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear and accessories under such owned and licensed brands as Warner's®, Olga®, Lejaby®, Body Nancy Ganz(tm), Speedo®, Anne Cole®, Op®, Ocean Pacific®, Cole of California® and Catalina® as well as Chaps® sportswear and denim, J. Lo by Jennifer Lopez® lingerie, Nautica® swimwear, Michael Kors® swimwear and Calvin Klein® men's and women's underwear and sportswear, men's, women's, junior women's and children's jeans and accessories and women's and juniors’ swimwear.

FORWARD-LOOKING STATEMENTS

This press release, the earnings conference call scheduled for today and certain other written, electronic and oral disclosure made by the Company from time to time, contains ‘‘forward-looking statements’’ within the meaning of Rule 3b-6 under the Securities Exchange Act of 1934, as amended, Rule 175 under the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words ‘‘believe,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘project,’’ ‘‘scheduled to,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘will be,’’ ‘‘will continue,’’ ‘‘will likely result,’’ or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the headings ‘‘Risk Factors’’ and ’’Statement Regarding Forward-Looking Disclosure,’’ as such disclosure may be modified or supplemented from time to time), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: economic conditions that affect the apparel industry; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the Company’s dependence on a limited number of customers; the effects of the consolidation of the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the sufficiency of cash to fund operations, including capital expenditures; the Company's ability to service its indebtedness, the effect of changes in interest rates on the Company's indebtedness that is subject to floating interest rates and the limitations imposed on the Company's operating and financial flexibility by the agreements governing the Company's indebtedness; the Company’s dependence on its senior management team and other key personnel; disruptions in the Company's operations caused by difficulties with the new systems infrastructure; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the failure of newly acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of the acquisition); and such newly acquired business being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled ‘‘Risk Factors’’ and the discussion of the Company's critical accounting policies under ‘‘Management's Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Policies’’ included in the Company's Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)

	Third Quarter of Fiscal 2006	Third Quarter of Fiscal 2005
	(Unaudited)	(Unaudited)
Net revenues(a)	$452,025	$326,276
Cost of goods sold	274,272	214,024
Gross profit(b)	177,753	112,252
Selling, general and administrative expenses(c)	141,003	95,045
Amortization of intangible assets(d)	2,695	1,222
Pension expense	5	200
Restructuring expense (income)	100	(1,251)
Operating income(e)	33,950	17,036
Other income	(4,434)	(60)
Interest expense, net(f)	9,261	4,145
Income from continuing operations before provision for income taxes	29,123	12,951
Provision for income taxes	6,632	3,895
Income from continuing operations	22,491	9,056
Loss from discontinued operations, net of taxes(g)	(7,930)	(2,108)
Net income	$14,561	$6,948
Basic income per common share:
Income from continuing operations	$0.49	$0.20
Loss from discontinued operations	(0.17)	(0.05)
Net income	$0.32	$0.15
Diluted income per common share:
Income from continuing operations	$0.48	$0.19
Loss from discontinued operations	(0.17)	(0.04)
Net income	$0.31	$0.15
Weighted average number of shares outstanding used in computing income per common share:
Basic	45,623,044	45,913,635
Diluted	46,465,593	46,835,235

(a)	For the Third Quarter of Fiscal 2006, includes net revenues of $106,235 related to the CKJEA Business.

(b)	For the Third Quarter of Fiscal 2006, includes gross profit of $55,468 related to the CKJEA Business.

(c)	For the Third Quarter of Fiscal 2006, includes selling, general and administrative expenses of $36,133 related to the CKJEA Business.

(d)	For the Third Quarter of Fiscal 2006, includes amortization of intangible assets of $1,474 related to the CKJEA Business.

(e)	For the Third Quarter of Fiscal 2006, includes operating income of $17,861 related to the CKJEA Business.

(f)	For the Third Quarter of Fiscal 2006, includes interest expense, net of $4,048 related to the CKJEA Business.

(g)	On October 31, 2006, the Company entered into an agreement to sell the trademarks and licenses of its Ocean Pacific business for total consideration of $54.0 million.

Amounts included in Loss from discontinued operations reflect the components of the Ocean Pacific business that are being sold that are required to be classified as discontinued operations in accordance with generally accepted accounting principles in the United States (‘‘GAAP’’), including a provision for income taxes of $1,539 for the Third Quarter of Fiscal 2006 and an income tax benefit of $1,226 for the Third Quarter of Fiscal 2005.

Pursuant to a new license agreement, the Company will continue to design, source, manufacture, market and distribute Ocean Pacific women's and junior swimwear for a period of three years and therefore this portion of the business is reflected in continuing operations.

Schedule 2

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)

	Nine Months Ended September 30, 2006	Nine Months Ended October 1, 2005
	(Unaudited)	(Unaudited)
Net revenues(a)	$1,357,265	$1,134,130
Cost of goods sold	849,860	756,932
Gross profit(b)	507,405	377,198
Selling, general and administrative expenses(c)(d)	412,301	289,903
Amortization of intangible assets(e)	9,739	2,798
Pension expense(d)	10	600
Restructuring expense (income)	100	(524)
Operating income(f)	85,255	84,421
Other loss (income)	(3,350)	731
Interest expense, net(g)	26,622	13,703
Income from continuing operations before provision for income taxes	61,983	69,987
Provision for income taxes	17,614	26,009
Income from continuing operations	44,369	43,978
Loss from discontinued operations, net of taxes(h)	(12,503)	(1,351)
Net income	$31,866	$42,627
Basic income per common share:
Income from continuing operations	$0.97	$0.96
Loss from discontinued operations	(0.28)	(0.03)
Net income	$0.69	$0.93
Diluted income per common share:
Income from continuing operations	$0.94	$0.94
Loss from discontinued operations	(0.26)	(0.02)
Net income	$0.68	$0.92
Weighted average number of shares outstanding used in computing income per common share:
Basic	45,951,109	45,805,562
Diluted	46,964,889	46,562,167

(a)	For the Nine Months Ended September 30, 2006, includes net revenues of $230,360 related to the CKJEA Business.

(b)	For the Nine Months Ended September 30, 2006, includes gross profit of $124,584 related to the CKJEA Business.

(c)	For the Nine Months Ended September 30, 2006, includes selling, general and administrative expenses of $95,610 related to the CKJEA Business.

(d)	Pension expense related to foreign operations of $71 has been reclassified from selling, general and administrative expenses to pension expense in the Nine Months Ended October 1, 2005 to conform to the current period presentation.

(e)	For the Nine Months Ended September 30, 2006, includes amortization of intangible assets of $6,074 related to the CKJEA Business.

(f)	For the Nine Months Ended September 30, 2006, includes operating income of $22,900 related to the CKJEA Business.

(g)	For the Nine Months Ended September 30, 2006, includes interest expense, net of $10,078 related to the CKJEA Business.

(h)	On October 31, 2006, the Company entered into an agreement to sell the trademarks and licenses of its Ocean Pacific business for total consideration of $54.0 million.

Amounts included in Loss from discontinued operations reflect the components of the Ocean Pacific business that are being sold that are required to be classified as discontinued operations in accordance with GAAP, a zero benefit/provision for income taxes for the Nine Months Ended September 30, 2006 and an income tax benefit of $1,011 for the Nine Months Ended October 1, 2005.

Pursuant to a new license agreement, the Company will continue to design, source, manufacture, market and distribute Ocean Pacific women's and junior swimwear for a period of three years and therefore this portion of the business is reflected in continuing operations.

Schedule 3

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2006(a)	December 31, 2005	October 1, 2005
	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113,425	$164,201	$152,011
Accounts receivable	310,034	210,204	212,331
Inventories	366,535	324,876	311,508
Assets held for sale(b)	52,231	1,112	1,129
Other current assets	91,865	47,575	44,364
Total current assets	934,090	747,968	721,343
Property, plant and equipment, net	125,438	116,995	114,037
Intangible and other assets	597,020	355,088	364,665
TOTAL ASSETS	$1,656,548	$1,220,051	$1,200,045
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$50,583	$—	$—
Accounts payable and accrued liabilities	323,288	229,647	205,990
Accrued income tax payable	51,765	23,557	24,274
Total current liabilities	425,636	253,204	230,264
Long-term debt	382,942	210,000	210,503
Other long-term liabilities	188,441	127,360	139,490
Total stockholders' equity	659,529	629,487	619,788
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,656,548	$1,220,051	$1,200,045

(a)	Selected balances as of September 30, 2006 related to the CKJEA Business are presented below:

Accounts receivable	$86,430
Inventories	49,869
Intangible and other assets	301,216
Accounts payable and accrued liabilities	79,225

(b)	At September 30, 2006 includes, among other items, the intangible assets of the Ocean Pacific business of $51,242. All other Ocean Pacific assets (accounts receivable, inventory, other current assets and property, plant and equipment) and Ocean Pacific accounts payable and accrued liabilities are not being sold or assumed pursuant to the sales agreement and therefore are classified with continuing operations.

Schedule 4

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME (LOSS) BY BUSINESS UNIT
(Dollars in thousands)
(Unaudited)

	Third Quarter of Fiscal 2006		Third Quarter of Fiscal 2005	Increase	% Change
Net revenues:
Sportswear Group	$232,812	(a)	$133,651	$99,161	74.2%
Intimate Apparel Group	174,507		156,488	18,019	11.5%
Swimwear Group	44,706		36,137	8,569	23.7%
Net revenues	$452,025		$326,276	$125,749	38.5%

	Nine Months Ended September 30, 2006		Nine Months Ended October 1, 2005	Increase	% Change
Sportswear Group	$568,306	(a)	$384,087	$184,219	48.0%
Intimate Apparel Group	481,357		451,591	29,766	6.6%
Swimwear Group	307,602		298,452	9,150	3.1%
Net revenues	$1,357,265		$1,134,130	$223,135	19.7%

	Third Quarter of Fiscal 2006	% of Total Net Revenues	Third Quarter of Fiscal 2005(e)	% of Total Net Revenues
Operating income (loss):
Sportswear Group(b)	32,589 (c)		$17,816
Intimate Apparel Group(b)	25,875 (d)		19,540 (d)
Swimwear Group(b)	(13,950)		(13,670)
Unallocated corporate expenses	(10,464)	-2.3%	(7,901)	-2.4%
Restructuring income (expense)	(100)	0.0%	1,251	0.4%
Operating income	$33,950	7.5%	$17,036	5.2%

	Nine Months Ended September 30, 2006		% of Total Net Revenues	Nine Months Ended October 1, 2005(e)		% of Total Net Revenues
Operating income:
Sportswear Group(b)	$43,030	(c)		$44,608
Intimate Apparel Group(b)	59,925	(d)		39,934	(d)
Swimwear Group(b)	7,798			21,290
Unallocated corporate expenses	(25,398)		-1.9%	(21,935)		-1.9%
Restructuring income (expense)	(100)		0.0%	524		0.0%
Operating income	$85,255		6.3%	$84,421		7.4%

(a)	Includes net revenues of $106,235 and $230,360 for the Third Quarter and Nine Months Ended September 30, 2006, respectively, related to the CKJEA Business.

(b)	Includes an allocation of shared services expenses as follows:

	Third Quarter of Fiscal 2006	Third Quarter of Fiscal 2005	Nine Months Ended September 30, 2006	Nine Months Ended October 1, 2005
Sportswear Group	$4,939	$4,629	$14,954	$14,006
Intimate Apparel Group	$3,111	$2,887	$9,419	$8,767
Swimwear Group	$4,655	$3,877	$14,012	$11,682

(c)	Includes operating income of $17,861 and $22,900 for the Third Quarter and Nine Months Ended September 30, 2006, respectively, related to the CKJEA Business.

(d)	Includes pension expense of $88, $0, $259 and $71 related to foreign operations for the Third Quarter of Fiscal 2006, Third Quarter of Fiscal 2005, Nine Months Ended September 30, 2006 and Nine Months Ended October 1, 2005, respectively.

(e)	Operating income for each of the business groups and unallocated corporate expenses for the Third Quarter and Nine Months Ended October 1, 2005 have been restated to conform to the current period presentation.

Schedule 5

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY REGION & CHANNEL (Third Quarter)
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues
	Third Quarter of Fiscal 2006		Third Quarter of Fiscal 2005	Increase / (Decrease)	% Change
United States	$223,665		$221,062	$2,603	1.2%
Europe	131,402	(a)	63,003	68,399	108.6%
Canada	24,008		21,421	2,587	12.1%
Asia	56,621	(b)	11,962	44,659	373.3%
Mexico	16,329		8,828	7,501	85.0%
Total	$452,025		$326,276	$125,749	38.5%

	Operating Income
	Third Quarter of Fiscal 2006		Third Quarter of Fiscal 2005(c)	Increase / (Decrease)	% Change
United States	$4,586		$2,757	$1,829	66.3%
Europe	22,179	(a)	9,181	12,998	141.6%
Canada	5,880		7,038	(1,158)	-16.5%
Asia	9,559	(b)	3,774	5,785	153.3%
Mexico	2,311		936	1,375	146.9%
Unallocated corporate expenses	(10,465)		(7,901)	(2,564)	32.5%
Restructuring income (expense)	(100)		1,251	(1,351)	-108.0%
Total	$33,950		$17,036	$16,914	99.3%

(a)	Includes net revenue of $59,587 and operating income of $11,521 related to the CKJEA Business.

(b)	Includes net revenue of $46,648 and operating income of $6,340 related to the CKJEA Business.

(c)	Operating income for each of the regions and unallocated corporate expenses have been restated to conform to the current period presentation.

By Channel:	Net Revenues
	Third Quarter of Fiscal 2006		Third Quarter of Fiscal 2005	Increase / (Decrease)	% Change
Wholesale	$379,224	(a)	$307,735	71,489	23.2%
Retail	72,801	(b)	18,541	54,260	292.6%
Total	$452,025		$326,276	$125,749	38.5%

	Operating Income
	Third Quarter of Fiscal 2006		Third Quarter of Fiscal 2005(c)	Increase / (Decrease)	% Change
Wholesale	$35,142	(a)	$19,709	15,433	78.3%
Retail	9,372	(b)	3,977	5,395	135.7%
Unallocated corporate expenses	(10,464)		(7,901)	(2,563)	32.4%
Restructuring income (expense)	(100)		1,251	(1,351)	-108.0%
Total	$33,950		$17,036	$16,914	99.3%

(a)	Includes net revenue of $61,397 and operating income of $15,659 related to the CKJEA Business.

(b)	Includes net revenue of $44,838 and operating income of $2,202 related to the CKJEA Business.

(c)	Operating income for each of the channels and unallocated corporate expenses have been restated to conform to the current period presentation.

Schedule 6

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY REGION & CHANNEL (Year to Date)
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues
	Nine Months Ended September 30, 2006		Nine Months Ended October 1, 2005	Increase / (Decrease)	% Change
United States	$772,774		$809,283	$(36,509)	-4.5%
Europe	321,505	(a)	193,541	127,964	66.1%
Canada	74,209		71,018	3,191	4.5%
Asia	141,384	(b)	28,568	112,816	394.9%
Mexico	47,393		31,720	15,673	49.4%
Total	$1,357,265		$1,134,130	$223,135	19.7%

	Operating Income
	Nine Months Ended September 30, 2006		Nine Months Ended October 1, 2005(c)	Increase / (Decrease)	% Change
United States	$28,823		$47,293	$(18,470)	-39.1%
Europe	34,866	(a)	29,120	5,746	19.7%
Canada	17,527		16,006	1,521	9.5%
Asia	23,025	(b)	8,603	14,422	167.6%
Mexico	6,512		4,810	1,702	35.4%
Unallocated corporate expenses	(25,398)		(21,935)	(3,463)	15.8%
Restructuring income (expense)	(100)		524	(624)	-119.1%
Total	$85,255		$84,421	$834	1.0%

(a)	Includes net revenue of $117,741 and operating income of $8,556 related to the CKJEA Business.

(b)	Includes net revenue of $112,619 and operating income of $14,344 related to the CKJEA Business.

(c)	Operating income for each of the regions and unallocated corporate expenses have been restated to conform to the current period presentation.

By Channel:	Net Revenues
	Nine Months Ended September 30, 2006		Nine Months Ended October 1, 2005	Increase / (Decrease)	% Change
Wholesale	$1,172,285	(a)	$1,080,620	91,665	8.5%
Retail	184,980	(b)	53,510	131,470	245.7%
Total	$1,357,265		$1,134,130	$223,135	19.7%

	Operating Income
	Nine Months Ended September 30, 2006		Nine Months Ended October 1, 2005(c)	Increase / (Decrease)	% Change
Wholesale	$85,770	(a)	$95,731	(9,961)	-10.4%
Retail	24,983	(b)	10,101	14,882	147.3%
Unallocated corporate expenses	(25,398)		(21,935)	(3,463)	15.8%
Restructuring income (expense)	(100)		524	(624)	-119.1%
Total	$85,255		$84,421	$834	1.0%

(a)	Includes net revenue of $117,349 and operating income of $14,099 related to the CKJEA Business.

(b)	Includes net revenue of $113,011 and operating income of $8,801 related to the CKJEA Business.

(c)	Operating income for each of the channels and unallocated corporate expenses have been restated to conform to the current period presentation.

Schedule 7

THE WARNACO GROUP, INC.

BUSINESSES EXPECTED TO BE DISCONTINUED IN THE FUTURE (a)
(Dollars in thousands)
(Unaudited)

	Third Quarter of Fiscal 2006	Third Quarter of Fiscal 2005	Nine Months Ended September 30, 2006	Nine Months Ended October 1, 2005
Net revenues:
JLO(b)	$2,923	$3,383	$7,230	$10,533
Lejaby Rose(b)	87	613	363	1,145
Axcelerate Activewear(c)	224	551	1,492	1,017
	$3,234	$4,547	$9,085	$12,695
Gross profit (loss):
JLO(b)	$12	$565	$624	$1,263
Lejaby Rose(b)	128	(21)	(272)	(1,023)
Axcelerate Activewear(c)	(1,248)	(428)	(1,834)	(1,077)
	$(1,108)	$116	$(1,482)	$(837)
Operating income (loss):
JLO(b)	$(490)	$(155)	$(1,496)	$(868)
Lejaby Rose(b)	128	(88)	(326)	(1,275)
Axcelerate Activewear(c)	(1,611)	(649)	(2,647)	(1,524)
	$(1,973)	$(892)	$(4,469)	$(3,667)

(a)	The Company expects to discontinue its JLO, Lejaby Rose and Axcelerate Activewear businesses. Under GAAP, the operations of these businesses do not meet the criteria for classification as discontinued operations as of September 30, 2006. The Company expects that these businesses will be classified as discontinued operations over the next several months.

The table above is presented for informational purposes only and reflects the portions of net revenues, gross profit and operating income of the abovementioned businesses, for the periods presented, that the Company expects will be classified as part of Loss from discontinued operations over the next several months.

(b)	Included in the Company's Intimate Apparel Group on Schedule 4

(c)	Included in the Company's Swimwear Group on Schedule 4

Schedule 8

THE WARNACO GROUP, INC.
SUPPLEMENTAL INFORMATION
DISCONTINUED OPERATION: OCEAN PACIFIC
(Dollars in thousands)

As disclosed on Schedule 1, certain components of the Company's Ocean Pacific business met the criteria for classification as a discontinued operation under GAAP as of September 30, 2006. The tables below are presented for informational purposes only and reflect the reclassification of Ocean Pacific to discontinued operations for the three and nine months ended September 30, 2006.

	As Reported Third Quarter of Fiscal 2006	Discontinued Operations Third Quarter of Fiscal 2006	Results Before Reclassification of Discontinued Operations Third Quarter of Fiscal 2006 (a)
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$452,025	$1,203	$453,228
Gross profit	$177,753	$(2,863)	$174,890
Operating income	$33,950	$(6,391)	$27,559
Income from continuing operations before provision for income taxes	$29,123	$(6,391)	$22,732
Income from continuing operations	$22,491
Loss from discontinued operations	(7,930)
Net income	$14,561
Basic income per common share:
Income from continuing operations	$0.49
Loss from discontinued operations	(0.17)
Net income	$0.32
Diluted income per common share:
Income from continuing operations	$0.48
Loss from discontinued operations	(0.17)
Net income	$0.31
Weighted average number of shares outstanding used in computing income per common share:
Basic	45,623,044
Diluted	46,465,593

	As Reported Nine Months Ended September 30, 2006	Discontinued Operations Nine Months Ended September 30, 2006	Results Before Reclassification of Discontinued Operations Nine Months Ended September 30, 2006 (a)
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$1,357,265	$10,328	$1,367,593
Gross profit	$507,405	$(2,681)	$504,724
Operating income	$85,255	$(12,503)	$72,752
Income from continuing operations before provision for income taxes	$61,983	$(12,503)	$49,480
Income from continuing operations	$44,369
Loss from discontinued operations	(12,503)
Net income	$31,866
Basic income per common share:
Income from continuing operations	$0.97
Loss from discontinued operations	(0.28)
Net income	$0.69
Diluted income per common share:
Income from continuing operations	$0.94
Loss from discontinued operations	(0.26)
Net income	$0.68
Weighted average number of shares outstanding used in computing income per common share:
Basic	45,951,109
Diluted	46,964,889

(a)	The Company believes that this information is useful to investors to meaningfully compare the results of the Company's operations from period to period. This information is a non-GAAP financial measure which has limitations you should consider if you use it to evaluate the Company's financial performance. Other companies may not provide information before the reclassification of the results of discontinued operations and accordingly this information may not be directly comparable to information provided by other companies.